UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2007

                           IMPLANT TECHNOLOGIES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Minnesota                     000-17064                 41-1430130
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

            5353 Manhattan Circle, Suite 101, Boulder, Colorado 80303
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (303) 499-6000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                                   61 Broadway
                            New York, New York 10006
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On August 9, 2007, Implant Technologies, Inc. (the "Company") entered into a Capital Base Funding Agreement with its largest single shareholder, Big Eye Capital, Inc. ("Big Eye") whereby Big Eye will make available to the Company up to one hundred thousand dollars ($100,000) in working capital in exchange for newly issued common stock of the Company. The amount of common stock of the Company to be issued to Big Eye will be based on the greater of the previous day's closing market price or $1.00 per share. The Company will give Big Eye ten days advance notice prior to requesting funds (when possible) so that not all funds will be advanced at any one time. The funds are to be used for general working capital which will include, but not be limited to, the hiring and retention of auditors and attorneys to comply with all regulatory requirements as well as any due diligence expenses occurring in regards to any potential acquisitions, of which there is no guarantee any will materialize. The funds are not earmarked for salaries or other general expenses. The agreement expires upon the later of (i) all of the funds have been drawn down from Big Eye and the stock has been issued or (ii) December 31st, 2007. A copy of the agreement is attached hereto as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits

Exhibit No.                Description
-----------                -----------

99.1                       Capital Base Funding Agreement, dated August 09, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Implant Technologies, Inc.


                                                     /s/ Erik Cooper
                                                     ---------------------------
Date: August 20, 2007                                Erik Cooper
                                                     President